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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cisco Systems, Inc. of our report dated August 10, 1999 relating to the consolidated financial statements, which appears in Cisco Systems, Inc.'s 1999 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K/A for the year ended July 31, 1999. We also consent to the incorporation by reference of our report dated August 10, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated August 10, 1999, except as to the pooling of interest transactions as described in Note 3b which is as of November 24, 1999, relating to the supplementary consolidated financial statements of Cisco Systems, Inc. which appears in the Current Report on Form 8-K/A dated February 3, 2000.

PricewaterhouseCoopers LLP


San Jose, California
June 22, 2000